SECTION 1350 CERTIFICATION

Praxair, Inc. and Subsidiaries
EXHIBIT 32.01

Pursuant to 18 U.S C. § 1350, the undersigned officer of Praxair, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2005	By: /s/ Dennis H. Reilley

Dennis H. Reilley
Chairman, President and
Chief Executive Officer
(principal executive officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.